Exhibit 99.(i)(2)

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the references to our firm under the heading “Other Information”, and on the back cover page under “Legal Counsel”, in the prospectus included in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A for The Ameristock Mutual Fund, Inc. (File No. 33-98276).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ W. Thomas Conner
W. Thomas Conner, Esq.